UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 28, 2004

American Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas	76155

(Address of principal executive offices)	(Zip Code)

(817) 963-1234 (Registrant’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events

American Airlines, Inc., a wholly owned subsidiary of AMR Corporation (AMR), is filing herewith AMR’s Eagle Eye communication to investors. This document includes (a) actual fuel price, unit cost and capacity and traffic information for October and November and (b) forecasts of unit cost, revenue performance and fuel prices, capacity estimates, liquidity expectations and other income/expense estimates.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Charles D. MarLett Charles D. MarLett Corporate Secretary
Dated: December 28, 2004

     AMR EAGLE EYE

December 28, 2004

     Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this document the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing needs, overall economic conditions, plans and objectives for future operations, the impact on the Company of its results of operations for the past three years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based on information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This document includes forecasts of unit cost and revenue performance, fuel prices, capacity estimates, liquidity expectations, other income/expense estimates, and statements regarding the Company’s liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company’s substantial indebtedness; continued high fuel prices and the availability of fuel; the residual effects of the war in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, with increasing competition from low cost carriers and historically low fare levels (which could result in a deterioration of the revenue environment); the ability of the Company to implement its restructuring program and the effect of the program on operational performance and service levels; uncertainties with respect to the Company’s international operations; changes in the Company’s business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; the inability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability of future financing; the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

This Eagle Eye provides updated guidance for the fourth quarter and the full year 2004.

Performance Update

Costs: For the fourth quarter, AMR and AA Mainline unit cost guidance is slightly lower than prior guidance at 10.66 cents and 10.21 cents respectively.

Revenue: Fourth quarter unit revenue is expected to decline between 2.0% to 3.0% year over year.

Liquidity: We expect to end the fourth quarter with a total cash and short-term investment balance well over $3 billion, including $477 million in restricted cash and short-term investments.

Kathy Bonanno
Director Investor Relations

AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:

     4Q04: Hedged on 4% of consumption at approximately $30/bbl WTI Crude

AMR Fuel Price (Including Hedges and Taxes) and Consumption

	Actual		Forecast
	Oct	Nov	Dec	4Q04	2004
Fuel Price (dollars/gal)	1.52	1.50	1.41	1.48	1.22
Fuel Consumption (MM gals)	270.3	259.6	276.0	805.9	3,265.8

Unit Cost Forecast

AMR Consolidated Cost per ASM

	Actual		Forecast1/
	Oct	Nov	Dec	4Q04	2004
AMR Cost per ASM (cents)	10.82	11.01	10.19	10.66	10.16

American Mainline Operations Cost per ASM

	Actual		Forecast1/
	Oct	Nov	Dec	4Q04	2004
AA Cost per ASM (cents)	10.34	10.55	9.74	10.21	9.72

Capacity and Traffic Forecast

AA Mainline Operations

	Actual		Forecast
	Oct	Nov	Dec	4Q04	2004
ASMs (millions)	14,320	13,847	14,702	42,869	173,977
Domestic	9,549	9,341	9,860	28,750	117,408
International	4,771	4,506	4,842	14,119	56,569
Traffic	10,726	10,165	10,977	31,868	130,139

Regional Affiliate Operations

	Actual		Forecast
	Oct	Nov	Dec	4Q04	2004
ASMs (millions)	963	934	983	2,880	10,838
Traffic	666	623	641	1,930	7,285

Below the Line Income/Expenses

     Total Other Income/(Expense) is estimated at ($45) million in the fourth quarter of 2004, including a gain of $146 million on the sale of AA’s interest in Orbitz.

1/ 2004 data includes 1Q04, 2Q04 and 3Q04 as reported. The Company expects to recognize some special charges in the fourth quarter related to new initiatives designed to generate additional revenues and reduce costs. The amount and scope of these special charges are not known at the present time.